UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2014

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36110	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On September 10, 2014, Simon Property Group, L.P. (“Operating Partnership”) completed its previously announced public offering of $900,000,000 aggregate principal amount of the Operating Partnership’s 3.375% notes due 2024 (the “2024 Notes”) and $400,000,000 aggregate principal amount of the Operating Partnership’s 4.250% notes due 2044 (the “2044 Notes” and together with the 2024 Notes, the “Notes”).

The Notes were issued pursuant to the thirty-second supplemental indenture (the “32nd Supplemental Indenture”) to the Operating Partnership’s Indenture (the “Indenture”) dated as of November 26, 1996,  each between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee. For a description of the material terms of the 32nd Supplemental Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-179874-01), the prospectus dated March 2, 2012, and the related prospectus supplement dated September 3, 2014.

A copy of the 32nd Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The Indenture was incorporated by reference into the Registration Statement.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The 2024 Notes bear interest at a rate of 3.375% per annum and mature on October 1, 2024.  The 2044 Notes bear interest at a rate of 4.250% per annum and mature on October 1, 2044.  Interest is payable semi-annually in arrears on April 1 and October 1, beginning April 1, 2015 (each, an “Interest Payment Date”). Interest will be paid to holders of record of such Notes registered at the close of business the fifteenth calendar day preceding the related Interest Payment Date.

The Operating Partnership may, at its option, redeem the Notes in whole at any time or in part from time to time on not less than 15 and not more than 45 days’ prior written notice mailed to the holders of the Notes to be redeemed. The Notes will be redeemable at a price equal to the principal amount of such Notes being redeemed, plus accrued and unpaid interest to, but not including, the date of redemption and a “make-whole” premium calculated under the 32nd Supplemental Indenture (unless the 2024 Notes are redeemed on or after July 1, 2024 or the 2044 Notes are redeemed on or after April 1, 2044, in which case no “make-whole” premium will be payable).

The 32nd Supplemental Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the 32nd Supplemental Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description set forth above is qualified in its entirety by the 32nd Supplemental Indenture (including the form of notes attached thereto).

ITEM 7.01  Regulation FD Disclosure.

On September 10, 2014, Simon Property Group, Inc. (“SPG”), the general partner of the Operating Partnership, issued a press release announcing the pricing of the cash tender offers for any and all of five series of the Operating Partnership’s outstanding senior unsecured notes commenced pursuant to an offer to purchase dated September 3, 2014 (the “Tender Offers”).  A copy of the press release is attached hereto as Exhibit 99.1.

On September 11, 2014, SPG issued a press release announcing the closing of the public offering of the Notes and the expiration and final results of the Tender Offers.  A copy of the press release is attached hereto as Exhibit 99.2.

This Item 7.01 and the related Exhibit 99.1 and Exhibit 99.2 are being furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934 or incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1

Thirty-Second Supplemental Indenture, dated as of September 10, 2014, to the Indenture dated as of November 26, 1996 between Simon Property Group, L.P. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee.

Exhibit 4.2	Form of $900,000,000 aggregate principal amount of 3.375% Notes due 2024 (included in Exhibit 4.1 hereto).

Exhibit 4.3	Form of $400,000,000 aggregate principal amount of 4.250% Notes due 2044 (included in Exhibit 4.1 hereto).

Exhibit 99.1	Press Release, dated September 10, 2014, issued by Simon Property Group, Inc.

Exhibit 99.2	Press Release, dated September 11, 2014, issued by Simon Property Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 11, 2014

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., the sole General Partner

	By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and Chief Accounting Officer